Smith Barney Aggressive Growth
File Number 811-3762
Question 77E


SUPPLEMENT DATED OCTOBER 26, 2005
TO THE
STATEMENTS OF ADDITIONAL INFORMATION
OF THE
FUNDS INDICATED BELOW

  The following supplements, and to the extent inconsistent therewith, supersedes certain disclosure in each of the Statements of Additional Information for the Funds listed below:

Legal Matters

  Beginning in June 2004, class action lawsuits alleging violations of the federal securities laws were filed against Citigroup Global Markets
Inc. (the "Distributor") and a number of its affiliates, including Smith Barney Fund Management LLC and Salomon Brothers Asset Management Inc
(the "Advisers"), substantially all of the mutual funds managed by the Advisers, including the Fund (the "Funds"), and directors or trustees of the Funds (collectively, the "Defendants"). The complaints alleged, among other things, that the Distributor created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Advisers caused the Funds to pay excessive brokerage commissions to the Distributor for steering clients towards proprietary funds. The complaints also alleged that the defendants breached their fiduciary duty to the Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Funds' contracts with the Advisers, recovery of all fees paid to the Advisers pursuant to such contracts and an award of attorneys' fees and litigation expenses.

  On December 15, 2004, a consolidated amended complaint (the "Complaint") was filed alleging substantially similar causes of action. While the lawsuit is in its earliest stages, to the extent that the Complaint purports to state causes of action against the Funds, Citigroup Asset Management believes the Funds have significant defenses to such allegations, which the Funds intend to vigorously assert in responding to the Complaint.

1

  Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed against the Defendants in the future.

  As of the date of this supplement, Citigroup Asset Management and the Funds believe that the resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Advisers and their affiliates to continue to render services to the Funds under their respective contracts.

  The Defendants have moved to dismiss the Complaint. Those motions are pending before the court.

  Beginning in August 2005, five putative class action lawsuits alleging violations of federal securities laws and state law were filed against Citigroup Global Markets Inc. and Smith Barney Fund Management LLC
("SBFM," collectively, the ?Defendants?) based on the May 31, 2005 settlement order issued against the Defendants by the SEC described in the prospectus. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the advisor for the Smith Barney family of funds (the ?Funds?), rescission of the Funds? management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys? fees and litigation expenses.

  On October 5, 2005, a motion to consolidate the five actions and any subsequently-filed, related action was filed. That motion contemplates that a consolidated amended complaint alleging substantially similar causes of action will be filed in the future.

  As of the date of this supplement, Citigroup Asset Management believes that resolution of the pending lawsuits will not have a material effect on the financial position or results of operations of the Funds or the ability of SBFM and its affiliates to continue to render services to the Funds under their respective contracts.

2

SB ADJUSTABLE RATE INCOME FUND
September 28, 2005
Smith Barney Shares
SMITH BARNEY AGGRESSIVE GROWTH
FUND INC.
December29, 2004
SMITH BARNEY ALLOCATION SERIES INC.
May 31, 2005 BALANCED PORTFOLIO
CONSERVATIVE PORTFOLIO
GROWTH PORTFOLIO
HIGH GROWTH PORTFOLIO
INCOME PORTFOLIO
SMITH BARNEY APPRECIATION FUND INC.
April 30, 2005
SMITH BARNEY ARIZONA MUNICIPALS
FUND INC.
September 28, 2005
SMITH BARNEY CALIFORNIA MUNICIPALS FUND INC.
June 28, 2005
SMITH BARNEY CORE PLUS BOND FUND INC.
March 18, 2005
SMITH BARNEY EQUITY FUNDS
May 31, 2005
SMITH BARNEY SOCIAL AWARENESS FUND
SMITH BARNEY FUNDAMENTAL VALUE
FUND INC.
January 28, 2005
SMITH BARNEY FUNDS, INC.

SMITH BARNEY LARGE CAP VALUE FUND
April 29, 2005
SMITH BARNEY SHORT-TERM INVESTMENT GRADE BOND FUND
April 29, 2005
U.S. GOVERNMENT SECURITIES FUND
April 29, 2005
SMITH BARNEY INCOME FUNDS
SMITH BARNEY DIVIDEND AND INCOME FUND
November 26,2004

3


SB CONVERTIBLE FUND
November 26, 2004
Smith Barney Shares
SMITH BARNEY DIVERSIFIED STRATEGIC INCOME FUND
November 26, 2004
SMITH BARNEY EXCHANGE RESERVE FUND
November 26, 2004
SMITH BARNEY HIGH INCOME FUND
November 26, 2004
SMITH BARNEY MUNICIPAL HIGH INCOME FUND
November 26, 2004
SB CAPITAL AND INCOME FUND
April 29, 2005
Smith Barney Shares
SMITH BARNEY TOTAL RETURN BOND FUND
November 26, 2004
SMITH BARNEY INSTITUTIONAL CASH MANAGEMENT FUND INC.
September 28, 2005
CASH PORTFOLIO
GOVERNMENT PORTFOLIO
MUNICIPAL PORTFOLIO
SMITH BARNEY INVESTMENT FUNDS INC.
SMITH BARNEY GOVERNMENT SECURITIES FUND
April 29, 2005
SMITH BARNEY HANSBERGER GLOBAL VALUE FUND
August 29, 2005
SMITH BARNEY INVESTMENT GRADE BOND FUND
April 29, 2005
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS
ALL CAP GROWTH AND VALUE FUND
August 29, 2005
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS
BALANCED ALL CAP GROWTH AND VALUE FUND
August 29, 2005
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS
GLOBAL ALL CAP GROWTH AND VALUE FUND
August 29, 2005
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS
LARGE CAP GROWTH AND VALUE FUND
August 29, 2005

4


SMITH BARNEY MULTIPLE DISCIPLINE FUNDS
ALL CAP AND INTERNATIONAL FUND
August 29, 2005
SMITH BARNEY REAL RETURN STRATEGY FUND
November 8, 2004
SMITH BARNEY SMALL CAP VALUE FUND
January 28, 2005
SMITH BARNEY SMALL CAP GROWTH FUND
January 28, 2005
SMITH BARNEY INVESTMENT SERIES
SB GROWTH AND INCOME FUND
February 25, 2005
Smith Barney Shares
SMITH BARNEY INTERNATIONAL FUND
February 25, 2005
SMITH BARNEY DIVIDEND STRATEGY FUND
February 25, 2005
SMITH BARNEY INVESTMENT TRUST
SMITH BARNEY INTERMEDIATE MATURITY CALIFORNIA MUNICIPALS FUND
March 28, 2005
SMITH BARNEY INTERMEDIATE MATURITY NEW YORK MUNICIPALS FUND
March 28, 2005
SMITH BARNEY LARGE CAPITALIZATION GROWTH FUND
March 28, 2005
SMITH BARNEY MID CAP CORE FUND
March 28, 2005
SMITH BARNEY CLASSIC VALUES FUND
March 28, 2005
SMITH BARNEY S&P 500 INDEX FUND
April 30, 2005
Smith Barney Shares
Citi Shares
SMITH BARNEY MANAGED MUNICIPALS FUND INC.
June 28, 2005
SMITH BARNEY MASSACHUSETTS MUNICIPALS FUND
March 29, 2005
SMITH BARNEY MONEY FUNDS, INC.
April 29, 2005
CASH PORTFOLIO
GOVERNMENT PORTFOLIO

5


SMITH BARNEY MUNI FUNDS
CALIFORNIA MONEY MARKET PORTFOLIO
July 29, 2005
FLORIDA PORTFOLIO
July 29, 2005
GEORGIA PORTFOLIO
July 29, 2005
LIMITED TERM PORTFOLIO
July 29, 2005
MASSACHUSETTS MONEY MARKET PORTFOLIO
July 29, 2005
NATIONAL PORTFOLIO
uly 29, 2005
NEW YORK MONEY MARKET PORTFOLIO
July 29, 2005
NEW YORK PORTFOLIO
July 29, 2005
PENNSYLVANIA PORTFOLIO
July 29, 2005
SMITH BARNEY MUNICIPAL MONEY MARKET FUND, INC.
July 29, 2005
SMITH BARNEY NEW JERSEY MUNICIPALS FUND, INC.
July 29, 2005
SMITH BARNEY OREGON MUNICIPALS FUND
August 28, 2005
SMITH BARNEY SECTOR SERIES FUND INC.
February 25,2005
SMITH BARNEY FINANCIAL SERVICES FUND
SMITH BARNEY HEALTH SCIENCES FUND
SMITH BARNEY TECHNOLOGY FUND
SMITH BARNEY SMALL CAP CORE FUND, INC.
April 29, 2005
SMITH BARNEY TRUST II
SMITH BARNEY DIVERSIFIED LARGE CAP GROWTH FUND
February 25, 2005
SMITH BARNEY INTERNATIONAL LARGE CAP FUND
April 29, 2005
SMITH BARNEY SMALL CAP GROWTH OPPORTUNITIES FUND
February 25, 2005
SMITH BARNEY CAPITAL PRESERVATION FUND
February 25,2005
SMITH BARNEY CAPITAL PRESERVATION FUND II
February 25, 2005
SMITH BARNEY SHORT DURATION MUNICIPAL INCOME FUND
February 25, 2005
6


SMITH BARNEY WORLD FUNDS, INC.
SMITH BARNEY INFLATION MANAGEMENT FUND
February 28, 2005
INTERNATIONAL ALL CAP GROWTH PORTFOLIO
February 28, 2005


FD03289

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